Exhibit 32.2
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of US Foods Holding Corp. (the “Company”) on Form 10-Q for the quarterly period ended September 26, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dirk J. Locascio, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 5, 2026

/s/ DIRK J. LOCASCIO
Dirk J. Locascio
Chief Financial Officer